Third Quarter 2019 Overview November 7, 2019

Safe Harbor Statement Some of the statements and information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company's financial position, business strategy and plans and objectives of the Company's management for future operations and other statements that are not historical facts, are forward-looking statements. Forward- looking statements are often characterized by the use of words such as "outlook," "may," "will," "should," "could," "expects," "plans," "anticipates," "contemplates," "proposes," "believes," "estimates," "predicts," "projects," "potential," "continue," "intend," or the negative of such terms and other comparable terminology, or by discussions of strategy, plans or intentions, including, but not limited to: expectations regarding future market trends; expectations regarding our future strategic focuses and 2019 financial performance; and expectations regarding the consummation of the sale of our stake in AMAK and the use of proceeds therefrom, including the realization of expected benefits to the Company from the application of such proceeds. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such statements. Such risks, uncertainties and factors include, but are not limited to: general economic conditions domestically and internationally; insufficient cash flows from operating activities; difficulties in obtaining financing on favorable conditions, or at all; outstanding debt and other financial and legal obligations; lawsuits; competition; industry cycles; feedstock, product and mineral prices; feedstock availability; technological developments; regulatory changes; environmental matters; foreign government instability; foreign legal and political concepts; foreign currency fluctuations; not completing, or not completely realizing the anticipated benefits from, the sale of our stake in AMAK; receipt and timing of necessary governmental approvals for the sale of our stake in AMAK and other risks detailed in our latest Annual Report on Form 10-K, including but not limited to: "Part I, Item 1A. Risk Factors" and "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" therein, and in our other filings with the Securities and Exchange Commission (the "SEC"). There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements. In addition, to the extent any inconsistency or conflict exists between the information included in this press release and the information included in our prior releases, reports and other filings with the SEC, the information contained in this press release updates and supersedes such information. Forward-looking statements are based on current plans, estimates, assumptions and projections, and, therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events. 2

Disclaimer: Non-GAAP Measures This presentation includes the use of both U.S. generally accepted accounting principles ("GAAP") and non-GAAP financial measures. The Company believes certain financial measures, such as EBITDA from continuing operations and Adjusted EBITDA from continuing operations, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. The Company believes that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. These measures are not measures of financial performance or liquidity under GAAP and should be considered in addition to, and not as a substitute for, analysis of our results under GAAP. These non-GAAP measures have been reconciled to the nearest GAAP measure in the tables below entitled Reconciliation of Selected GAAP Measures to Non-GAAP Measures. EBITDA from continuing operations and Adjusted EBITDA from continuing operations: We define EBITDA from continuing operations as net income from continuing operations plus interest expense, income taxes, depreciation and amortization. We define Adjusted EBITDA from continuing operations as EBITDA from continuing operations plus stock- based compensation, plus restructuring and severance expenses, plus losses on extinguishment of debt, and plus or minus gains or losses on acquisitions. 3

Trecora Q3'19 Overview

AMAK Sale

- Announced definitive agreement to sell entire stake for $70 million
- The sale, which has no financing conditions, is subject to government approvals and closing conditions, and is targeted to close in Q4 2019
- Trecora expects to receive net proceeds of approx. $60 million in cash, net of both US and Saudi taxes and transaction expenses, payable in USD

Q3'19 Results

- Net income from continuing operations of $1.6 million vs. net loss of $(0.7) million in Q3'18
- Adj. EBITDA from continuing operations of $6.9 million up 41%, vs. $4.9 million in Q3'18
- Reduced debt by $9.0 million (additional $5 million in October 2019)

Q3'19 Operations

- Ran key assets reliably, delivering on productivity initiatives and executing on key projects according to plan
  - All Silsbee units ran with high reliability allowing for capture of improved by-product values in the market
  - Demonstrated the ability to run through various electrical upsets at the site related to anticipated electrical network vulnerabilities
  - Successfully transitioned to planned maintenance process at Silsbee, saving approximately $300,000
- Utilization of new on-site rail car storage and fleet reduction captured further savings and significantly contributed to EBITDA margin performance

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AMAK Sale Update  Announced definitive share sale and purchase agreement with certain existing shareholders of AMAK who will acquire Trecora’s entire 33.3% equity interest in AMAK  Targeted close in Q4 2019  Sale gross proceeds of $70 million; Expected approx. $60 million in net cash proceeds, net of both US and Saudi taxes and transaction expenses  Consideration payable in US Dollars and Trecora has already received a 5% non-refundable deposit of approximately $3.5 million from the purchasers  Sale has no financing conditions and is subject to government approvals and closing conditions  Advancing the processes to gain government approval for the sale  Transaction led by one of the leading metals and mining investment banks in the world`  More than 50 potential buyers contacted  Ultimately chose to sell to the existing shareholders at a significantly greater valuation and at a lower risk than other alternatives 5

Financial Summary – Q3 and YTD 2019 Q3’19 Q2’19 Q1’19 Q4’18 Q3’18 YTD’19 YTD’18 Diluted EPS from continuing operations $0.06 $0.10 $0.07 $(0.22) $(0.03) $0.23 $0.14 Net Income (Loss) from continuing operations $1.6 $2.4 $1.7 $(5.5) $(0.7) $5.9 $3.5 Adjusted EBITDA from continuing operations (1) $6.9 $9.2 $8.4 $(3.9) $4.9 $24.6 $18.3 Gross Margin 15.3% 15.2% 15.5% 3.6% 9.3% 15.3% 11.8% Cap Ex $2.5 $1.8 $1.9 $6.2 $3.7 $6.3 $19.1 Debt $89.3 $98.4 $103.4 $102.5 $105.5 $89.3 $105.5 (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its more directly comparable GAAP measure.  Q3’19 Gross Margin of 15.3% (improvements vs. Q2’19 and Q3’18)  Cash Flow from Operations of $20.2 million for YTD’19  Debt at September 30 of $89.3 million ($84.3 million as of end of October)  Revolver balance of $8 million as of September 30 (reduced $5 million in October)  Cash balance of $9.2 million as of September 30 6

Specialty Petrochemicals Update Specialty Petrochemicals Sales Volumes Q3’19 Q2’19 Q1’19 Q4’18 Q3’18 Q2’18 (million gallons) All Products 20.5 21.4 22.5 25.1 21.6 19.7 Prime Products 16.4 17.7 17.6 18.7 17.0 16.1 By-products 4.1 3.7 4.8 6.4 4.6 3.6 Deferred Sales 2.2 2.0 2.5 2.9 2.3 2.0  Prime Products sales volume declined approximately 7.3% (or 1.3 million gallons) from Q2’19 (lower sales to the Canadian oil sands and an unplanned outage at a major customer)  By-product margin in Q3’19 of $0.36 per gallon compared to $0.24 per gallon in Q2’19  By-product sales volumes increased 10.1% from Q2’19 (due to increase in feed to the Advanced Reformer unit)  On-track with annual cost savings of $2.5 million from December reorganization 7

Petrochemical Feed - Market Price of Natural Gasoline $1.80 $1.60 $1.40 $1.20 $1.00 $0.80 $0.60 Market Price Per Gallon (Source: OPIS) 8

Specialty Waxes Update Specialty Waxes Q3’19 Q2’19 Q1’19 Q4’18 Q3’18 Q2’18 Wax Revenue ($mm) $5.8 $6.7 $6.0 $6.3 $6.9 $7.4 Wax Sales Volume (lbs) 8.6 10.0 7.9 8.1 9.1 10.5 Avg. Wax Sales Price $0.67 $0.67 $0.76 $0.77 $0.77 $0.71 CP Revenue ($mm) $2.4 $2.5 $2.3 $2.4 $2.8 $2.9  Wax o Q3’19 wax sales volume declined 14.0% compared to Q2’19 o Q3’19 wax sales revenue declined 13.4% compared to Q2’19 o Customer demand strong, but sales constrained by disruptions of wax feed supply from key suppliers.  Custom Processing (CP) o Q3’19 processing revenues were flat from Q2’19 9

Specialty Waxes Wax Volume and Revenue (in thousands) $8,000 12,000 $7,000 10,000 $6,000 8,000 $5,000 $4,000 6,000 Volume Revenue $3,000 4,000 $2,000 2,000 $1,000 $- - Q315 Q415 Q116 Q216 Q316 Q416 Q117 Q217 Q317 Q417 Q118 Q218 Q318 Q418 Q119 Q219 Q319 Wax Revenues($) Wax Volume (Lbs) 10

Trecora 2019 Turnaround Demonstrating Results…

- Safe and Reliable Assets
  - Delivered safe and reliable operations, while providing quality products to customers
    - Zero accidents in Q3
    - Advanced Reformer:
      - Ran with very high reliability in Q3 allowing for the capture of improved by-product values in the market
      - Demonstrated the ability to run through various electrical upsets at the site related to anticipated electrical network vulnerabilities
- Capture Productivity Opportunities
  - Enhanced productivity by challenging both internal and external cost elements
    - Aligned resources at Silsbee facility to match scope of operations
    - Captured further savings in Q3 related to rail storage and fleet reduction, significantly contributing to improved EBITDA margin performance
- Drive Commercial Excellence
  - Measure and improve every aspect of value proposition to customers
    - In Q3, made continued progress in reviewing and renegotiating commercial contracts with more favorable pricing, price escalators and supply terms
    - Realized improved Q3 margin on C6 products after successful price increase in 2Q; Reviewing the value captured by our custom processing services currently

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…And Significantly Improving Adj. EBITDA from Continuing Operations (in millions) ($4) to $2 $1 to $2 $1 to $2 $3 to $4 $2.5 $20.3 ($1) Initiatives in order of certainty (left more certain … right less certain) Based on YTD’19 Adjusted EBITDA from continuing operations of $24.6 million, trending toward expected range 12

Why Invest in Trecora?

Strategy for Significant Value Creation Through Operational Improvement, Increased Cash Flow & Debt Reduction

Turnaround Priorities Delivering Improved Results

- Safety and Reliability program demonstrating improved performance
- Culture of productivity reducing costs
- Commercial contracts with more favorable pricing, price escalators and supply terms
- Trending towards expected Adjusted EBITDA range based on YTD' 19 results

Rapid De-leveraging Opportunity Continues

- YTD' 19 Cash Flow from Operations of $20.2 million compared to $11.1 million for YTD' 18
- Debt of approx. $84.3 million as of end of October, an $18.2 million reduction since end of 2018
- Anticipated Q4 AMAK monetization to provide opportunity for additional debt reduction
- On track for 2019 capital expenditures of approx. $10-$11 million ($25.3 million in 2018 and $51.6 million in 2017)

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Q&A Thank You For more information, please visit our website: www.trecora.com 14

Appendix Reconciliation Of Selected GAAP Measures To Non-GAAP Measures 15